Exhibit 10.4

Name of Employee (“Employee”)

ENTEGRIS, INC.

2007 Equity Incentive Award Agreement

In consideration of services rendered by Employee to Entegris, Inc. (the “Company”) the undersigned Employee: (i) acknowledges that Employee has received an equity incentive award (the “Award”) under the Entegris, Inc. 2001 Equity Incentive Plan or the Entegris, Inc. 1999 Long-Term Incentive and Stock Option Plan (in either case, the “Plan”), consisting of [A] restricted stock of the Company subject to the terms set forth under Article I below and [B] Performance Shares that may be issued to Employee upon the satisfaction of and subject to the terms and conditions specified in Article II below. The Employee further agrees with the Company that the Award is subject to the terms and conditions set forth below:

ARTICLE I – RESTRICTED STOCK AWARD

1.1.	Effective Date. This Agreement shall take effect as of February 19, 2007, which is the date of grant of the Award.

1.2.	Shares Subject to Award. The Award consists of shares of restricted stock (the “Restricted Stock”) of the Common Stock, $0.01 par value, of the Company (“Stock”). The undersigned’s rights to the Restricted Stock are subject to the restrictions described in this Agreement and in the Plan (which is incorporated herein by reference with the same effect as if set forth herein in full) in addition to such other restrictions, if any, as may be imposed by law.

1.3.	Meaning of Certain Terms. The term “vest” as used herein with respect to any Restricted Stock means the lapsing of the restrictions described herein with respect to such Restricted Stock.

1.4.	Nontransferability of Shares. The Restricted Stock acquired by the undersigned pursuant to this Agreement shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except as provided below and in the Plan.

1.5.	Forfeiture Risk. If the undersigned ceases to be employed by the Company and/or its subsidiaries for any reason, including death, any then outstanding and unvested Restricted Stock acquired by the undersigned hereunder shall be automatically and immediately forfeited. The undersigned hereby: (i) appoints the Company as the attorney-in-fact of the undersigned to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such Restricted Stock that are unvested and forfeited hereunder; (ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to unvested Restricted Stock hereunder, one or more stock powers, endorsed in blank, with respect to such Restricted Stock; and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any unvested Restricted Stock that are forfeited hereunder.

1.6.	Retention of Certificates. Any certificates representing unvested Restricted Stock shall be held by the Company. If unvested Restricted Stock are held in book entry form, the undersigned agrees that the Company may give stop transfer instructions to the depository to ensure compliance with the provisions hereof.

1.7.	Vesting of Shares. The Restricted Stock acquired hereunder shall vest in accordance with the provisions of this Article I, Paragraph 1.7 and applicable provisions of the Plan, as follows:

•	25% of the Restricted Stock vests on and after February 19, 2008;

•	an additional 25% of the Restricted Stock vests on and after February 19, 2009;

•	an additional 25% of the Restricted Stock vests on and after February 19, 2010; and

•	the final 25% of the Restricted Stock vests on and after February 19, 2011.

Notwithstanding the foregoing, no Restricted Stock shall vest on any vesting date specified above unless: (A) the undersigned is then, and since the date of grant has continuously been, employed by the Company or its subsidiaries; and (B) the undersigned has fulfilled the obligations specified in Section 1.11 below.

1.8.	Legend. Any certificates representing unvested Restricted Stock shall be held by the Company, and any such certificate shall contain a legend substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE ENTEGRIS, INC. 2001 EQUITY INCENTIVE PLAN; OR THE ENTEGRIS, INC. 1999 LONG TERM INCENTIVE AND STOCK OPTION PLAN, AS THE CASE MAY BE AND AN EQUITY INCENTIVE AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND ENTEGRIS, INC. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF ENTEGRIS, INC.

If any shares of Restricted Stock are held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such Restricted Stock. As soon as practicable following the vesting of any such Restricted Stock the Company shall cause a certificate or certificates covering such Restricted Stock, without the aforesaid legend, to be issued and delivered to the undersigned. In the case of Restricted Stock held in book-entry form, as soon as practicable following the vesting of any such Restricted Stock, such Restricted Stock shall be freed of restrictions in such book-entry records.

1.9.	Dividends, etc. The undersigned shall be entitled to (i) receive any and all dividends or other distributions paid with respect to those Restricted Stock of which Employee is the record owner on the record date for such dividend or other distribution, and (ii) vote any Restricted Stock of which Employee is the record owner on the record date for such vote; provided, however, that any property or right (other than cash) distributed with respect to a share of Stock (the “associated share”) acquired hereunder, including without limitation a distribution of Stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an associated share, shall be subject to the restrictions of this Agreement in the same manner and for so long as the associated share remains subject to such restrictions, and shall be promptly forfeited if and when the associated share is so forfeited; and further provided, that the Administrator may require that any cash distribution with respect to the Restricted Stock other than a normal cash dividend be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan. References in this Agreement to the Restricted Stock shall refer, mutatis mutandis, to any such restricted amounts.

1.10.	Sale of Vested Shares. The undersigned understands that Employee will be free to sell any Restricted Stock once it has vested, subject to (i) satisfaction of any applicable tax withholding requirements with respect to the vesting or transfer of such Restricted Stock; (ii) the completion of any administrative steps (for example, but without limitation, the transfer of certificates) that the Company may reasonably impose; and (iii) applicable requirements of federal and state securities laws.

1.11.	Certain Tax Matters. The undersigned expressly acknowledges that the award or vesting of the Restricted Stock acquired hereunder, and the payment of dividends with respect to such Restricted Stock, may give rise to “wages” subject to withholding. The undersigned expressly acknowledges and agrees that Employee’s rights hereunder are subject to Employee promptly paying to the Company in cash (or by such other means as may be acceptable to the Company in its discretion, including, if the Administrator so determines, by the delivery of previously acquired Stock or shares of Stock acquired hereunder in accordance with the Plan or by the withholding of amounts from any payment hereunder) all taxes required to be withheld in connection with such award, vesting or payment.

ARTICLE II – AWARD OF PERFORMANCE SHARES

2.1.	Effective Date; Duration. This Award shall take effect as of February 19, 2007, and shall continue in effect until all Performance Shares awarded hereunder have either been earned and vested or have been forfeited in accordance with the terms hereof.

2.2.	Description of Performance Share Award. The Award consists of an aggregate of performance shares (the “Performance Shares”) representing the right of the Employee to receive an award of that number of shares of the Company’s Common Stock, $0.01 par value, (“Stock”), based upon and subject to the achievement of three (3) Company Performance Criteria established by the Administrator. The Performance Shares are divided into three (3) allotments as follows:

(i)	Fifty percent (50%) of the shares of Stock shall be earned if and to the extent that the Company’s ROIC target performance is achieved as provided in paragraph 2.4.1 below (the “ROIC Share Unit”);

(ii)	Twenty-Five percent (25%) of the shares of Stock shall be earned if and to the extent that the Company achieves a Revenue Performance ranking relative to the Revenue Performance achieved by the Peer Companies within a qualifying target range as provided in paragraph 2.4.2 below (the “Revenue Share Unit”); and

(iii)	Twenty-Five percent (25%) of the shares of Stock shall be earned if and to the extent that the Company achieves an earnings per share (EPS) Performance ranking relative to the EPS Performance achieved by the Peer Companies within a qualifying target range as provided in paragraph 2.4.3 below (the “EPS Share Unit”).

Employee’s rights to receive shares of Stock under the Performance Share Award are subject to the provisions of this Article II, to reduction for applicable tax withholding and to the provisions of the Plan (which is incorporated herein by reference with the same effect as if set forth herein in full) in addition to such other restrictions, if any, as may be imposed by law.

2.3.	Meaning of Certain Terms. As used in this Article II, the following terms shall have the meaning specified below:

(i)	“Performance Share Unit” means an ROIC Share Unit, a Revenue Share Unit or an EPS Share Unit as described in paragraph 2.2 above.

(ii)	“ROIC” means, for a fiscal year, net operating profit after applicable taxes divided by average net assets (i.e. total assets less non-interest bearing liabilities) as derived from the Company’s audited financial statements for that fiscal year.

(iii)	“Average ROIC Target” means the target average ROIC performance over the three year period of the ROIC Share Unit as established by the Administrator, being %.

(iv)	“Peer Companies” means the 20 companies operating in the Semiconductor business listed on Annex I to this Agreement.

(v)	“Revenue Performance” means the growth or decrease in the Company’s Revenue Performance as derived from the Company’s audited financial statements for fiscal year 2007.

(vi)	“EPS Performance” means the growth or decrease in the Company’s GAAP earnings per share as derived from the Company’s audited financial statements for fiscal year 2007.

2.4.	Calculation of Shares. The calculation of the number of shares of Stock earned pursuant to the Award of Performance Shares shall be made as follows, but shall be subject to adjustment as specified in paragraph 2.7 below:

2.4.1.	ROIC Share Unit. The shares of Stock earned with respect to the ROIC Share Unit will depend on the extent to which the Company achieves the Average ROIC Target established by the Administrator for the three year period including fiscal years 2007, 2008 and 2009. Depending on the Company’s average ROIC performance, Employee may earn from 0-200% of the number of shares of Stock covered by the ROIC Share Unit. Calculation of the number of shares of Stock earned with respect to an ROIC Share Unit will be made within 30 days following the release of the Company’s fiscal 2009 audited financial statements. The ROIC for each of fiscal years 2007, 2008 and 2009 shall be added together and divided by 3 to determine the average ROIC performance. The average ROIC performance shall be divided by the Average ROIC Target to obtain an ROIC performance percentage. The ROIC performance percentage shall be applied to the following table to yield an ROIC Share Unit Pay Out Multiplier.

Actual ROIC Performance Percentage versus Average ROIC Target	ROIC Share Unit Pay Out Multiplier
0-79%	0
80%	.40
90%	.70
100%	1.00
110%	1.30
120%	1.60
130%+	2.00

[The Pay Out Scale in the above table is linear. From 80% to 120%, each percent improvement is worth .03%. From 120% to 130%, each percent of improvement is worth .04%.]

The ROIC Share Unit Pay Out Multiplier yielded by the table above is applied to the ROIC Share Unit to yield the number of shares of Stock earned with respect to the ROIC Share Unit. Seventy-five percent (75%) of the shares of Stock earned with respect to the ROIC Share Unit will be issued to the undersigned in 2010. In particular, such shares of Stock will be issued no later than five (5) business days after completion of the calculation described above. The remaining 25% of such shares of Stock shall vest and be issued on the final vesting date specified in paragraph 1.7 above, provided that the undersigned is then, and since the date of grant has continuously been, employed by the Company or its subsidiaries.

2.4.2.	Revenue Share Unit. The shares of Stock earned with respect to the Revenue Share Unit will depend on the Company’s relative Revenue Performance ranking during fiscal 2007 as compared to the Peer Companies. Depending on the Company’s relative ranking Employee may earn from 0-200% of the number of shares of Stock covered by the Revenue Share Unit as specified in the Relative Ranking Pay Out Table set forth in paragraph 2.4.4 below. Calculation of the number of shares of Stock earned with respect to a Revenue Share Unit will be made within 30 days following the release of the Company’s fiscal 2007 audited financial statements. The number of shares of Stock earned will be determined by first applying the relative Revenue Performance ranking to the Relative Ranking Pay Out Table to yield the Revenue Performance Pay Out Multiplier. This Multiplier will then be applied against the number of shares covered by the Revenue Share Unit to arrive at the number of shares of Stock earned with respect to the Revenue Share Unit. Twenty-five percent (25%) of the shares of Stock earned with respect to the Revenue Share Unit will be issued to the undersigned in 2008. In particular, such shares of Stock will be issued no later than five (5) business days after completion of the calculation described above. One third of the remaining 75% of such shares shall vest and be issued on each of the final three vesting dates specified in paragraph 1.7 above, provided that the undersigned is then, and since the date of grant has continuously been, employed by the Company or its subsidiaries.

2.4.3.	EPS Share Unit. The shares of Stock earned with respect to the EPS Share Unit will depend on the Company’s relative EPS Performance ranking during fiscal 2007 as compared to the Peer Companies. Depending on the Company’s relative ranking Employee may earn from 0-200% of the number of shares of Stock covered by the EPS Share Unit as specified in the Relative Ranking Pay Out Table set forth in paragraph 2.4.4 below. Calculation of the number of shares of Stock earned with respect to an EPS Share Unit will be made within 30 days following the release of the Company’s fiscal 2007 audited financial statements. The number of shares of Stock earned will be determined by first applying the relative EPS Performance ranking to the Relative Ranking Pay Out Table to yield the EPS Performance Pay Out Multiplier. This Multiplier will then be applied against the number of shares covered by the EPS Share Unit to arrive at the number of shares of Stock earned with respect to the EPS Share Unit. Twenty-five percent (25%) of the shares of Stock earned with respect to the EPS Share Unit will be issued to the undersigned in 2008. In particular, such shares of Stock will be issued no later than five (5) business days after completion of the calculation described above. One third of the remaining 75% of such shares shall vest and be issued on each of the final three vesting dates specified in paragraph 1.7 above, provided that the undersigned is then, and since the date of grant has continuously been, employed by the Company or its subsidiaries.

2.4.4.	Relative Ranking Pay Out Table. The shares of stock earned with respect to the Revenue Share Unit and the EPS Share Unit will depend on the Company’s relative ranking with respect to Revenue Performance and EPS Performance against the Peer Companies in accordance with the following table:

Rank	Pay Out Multiplier
1 2	2.00
3 4	1.70
5 6	1.40
7 8	1.20
9 10 11	1.0
12 13.80
14 15.60
16 17	0
18 19 20 21	0

The determination as to whether shares of stock have been earned under the ROIC Share Unit, the Revenue Share Unit and the EPS Share Unit shall be calculated separately.

2.5.	Additional Conditions to the Award of Performance Shares. Employee shall be entitled to receive shares of Stock that have been earned during a fiscal year only if the Employee is in the employ of the Company or any of its subsidiaries on the last day of the fiscal year in question, and otherwise meets the participation requirements specified in the Plan as determined by the Administrator which determination shall be final and binding as to all interested parties.

2.6.	Disability. Notwithstanding paragraph 1.5 above, in the event of the undersigned’s death or “disability” within the meaning of Treas. Regs. § 1.409A-3(i)(4) (“Disability”) prior to the end of the performance period applicable to an award of Performance Share Units, a number of shares of Stock shall be issued to the undersigned or his or her designated beneficiary (or to the executor or administrator of the estate of the undersigned if no beneficiary designation is in effect at the time of the undersigned’s death) to reflect the performance of the Company prior to the date of death or Disability. The number of shares of Stock so issued shall be determined by (a) dividing the number of days in the relevant performance period prior to the date of death or Disability by the total number of days in the performance period and (b) multiplying the result of (a) by 100% of the number shares of Stock covered by the relevant Performance Share Unit. Such issuance of shares shall be made within 90 days of the date of death or Disability.

2.7.	Basic Adjustments for Changes in Capital Structure. The Administrator shall make adjustments from time to time in the number of Performance Shares specified in paragraph 2.2 above in such reasonable manner as the Administrator may determine to reflect any increase or decrease in the number of issued shares of Stock of the Company resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of stock dividends or other increases or decreases in such Stock effected without receipt of consideration by the Company.

2.8.	Discretionary Adjustments to Performance Metrics. In determining and applying any financial performance metric used to calculate the number of shares earned under this Article II, the Administrator shall disregard the effect on the financial performance metric of:

(i)	any material change in the Company’s accounting practices or principles, the effect of which would be to distort the calculation of the financial performance metric;

(ii)	any Peer Company that makes a material acquisition or disposition (resulting in an increase in revenue of the surviving corporation by >20%), the effect of which would be to distort the calculation of the financial performance metric;

(iii)	any Covered Transaction (as defined below in paragraph 3.2); or

(iv)	any extraordinary, unusual, and nonrecurring items (such as restructuring charges and discontinued operations) which are disclosed in the Company’s published audited financial statements and which would distort the calculation of the financial performance metric.

The foregoing adjustments are intended to operate objectively and in a manner consistent with the continued qualification for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended, of any award intended to qualify for that exception. Notwithstanding anything herein to the contrary, no adjustment shall be made under this paragraph 2.8 to an award intended to qualify for such exception, if in the determination of the Administrator such adjustment would cause such award to fail to qualify for such exception.

ARTICLE III – GENERAL PROVISIONS

3.1.	Definitions. Except as otherwise expressly provided, all terms used herein shall have the same meaning as in the Plan. The term “Administrator” means the Management Development & Compensation Committee of the Company’s Board of Directors.

3.2.	Mergers, etc. In the event of any of (i) a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company (a “Covered Transaction”), all outstanding Awards pursuant to Article I above shall vest immediately prior to the Covered Transaction and all shares of Stock remaining deliverable under each outstanding Award pursuant to Article II above will be accelerated and such shares will be delivered prior to the Covered Transaction on a basis that gives the undersigned a reasonable opportunity, as determined by the Administrator, following delivery of the shares, to participate as a stockholder in the Covered Transaction; provided, that to the extent such acceleration would cause an Award pursuant to Article II to fail to satisfy the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, the Award shall not be accelerated and the Administrator in lieu thereof shall take such steps as are necessary to ensure that payment of the Award is made in a medium other than Stock and on terms that as nearly as possible replicate the prior terms of the Award. In connection with any Covered Transaction in which there is an acquiring or surviving entity, the Administrator may provide for substitute or replacement Awards from, or the assumption of Awards by, the acquiring or surviving entity or its affiliates, any such substitution, replacement or assumption to be on such terms as the Administrator determines, provided that no such replacement or substitution shall diminish in any way the acceleration of Awards provided for in this section.

3.3.

Retirement, etc. If Employee ceases to be an employee due to: (1) retirement at Normal Retirement Age (as defined in the Entegris, Inc. 401(k) Savings and Profit Sharing Plan (2005 Restatement), as amended; or (2) retirement on or after age 62 and with ten years of Eligibility Service (also as defined in the Entegris, Inc. 401(k) Savings and Profit Sharing Plan (2005 Restatement), as amended) with the Company, Employee will be entitled to: (i) immediate Vesting of all unvested Restricted Stock awarded pursuant to Article I above and of all shares of Stock earned but unvested with respect to Performance Share Units in accordance with Article II above; and (ii). a special award vesting period (the “Special Award Vesting Period”) which will begin on Employee’s Retirement Date and will end on the earlier of the 3rd anniversary of Employee’s Retirement Date or the Award Expiration Date. During the Special Award Vesting Period, all shares of Stock will continue to be earned in accordance with the terms of the Award and shares of Stock will be issued to the same extent that they would have been issued had Employee remained employed by the Company or one of its subsidiaries.

3.4.	No Understandings as to Employment. The undersigned Employee further expressly acknowledges that nothing in the Plan or any modification thereto, in the Award or in this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company to employ the Employee for any period or with respect to the terms of the undersigned’s employment or to give rise to any right to remain in the service of the Company or of any subsidiary or affiliate of the Company, and the undersigned shall remain subject to discharge to the same extent as if the Plan had never been adopted or the Award had never been made.

3.5.	Amendment. This Agreement may be amended only by an instrument in writing executed and delivered by the Employee and the Company.

(Signature of Employee)

Dated:                     , 200

The foregoing Agreement is hereby accepted:

Entegris, Inc.

By
Title

Annex I – Peer Companies

Axcelis	AMD	Cabot
Cymer	Infineon	Photronics
Advanced Energy	TSMC	AMAT
MKS	ST Micro	UMC
Varian	Micron	Intel
ASML	Texas Instruments	Chartered
Novellus	ATMI